Exhibit 1.3

EXECUTION COPY

OMNICARE, INC.

$225,000,000 6 3/4% Senior Subordinated Notes due 2013

$525,000,000 6 7/8% Senior Subordinated Notes due 2015

UNDERWRITING AGREEMENT

December 12, 2005

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.,

SUNTRUST CAPITAL MARKETS, INC.

As Representatives of the several Underwriters

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Omnicare, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and to sell to Lehman Brothers Inc., J.P. Morgan Securities Inc., SunTrust Capital Markets, Inc., the other underwriters named in Schedule 1 hereto and any additional underwriters pursuant to Section 10(a) herein (individually, each an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $225,000,000 aggregate principal amount of its 6 3/4% Senior Subordinated Notes due 2013 (the “2013 Notes”) and $525,000,000 aggregate principal amount of its 6 7/8% Senior Subordinated Notes due 2015 (the “2015 Notes”, together with the 2013 Notes, the “Notes”), to be issued pursuant to the Fourth Supplemental Indenture (the “Supplemental Indenture”) to be entered into among the Company, the Guarantors (as defined below) and SunTrust Bank, as indenture trustee (in such capacity, the “Indenture Trustee”), to the Indenture, (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), to be entered into among the Company and the Indenture Trustee. The Company’s obligations under the Notes and the Indenture will be unconditionally guaranteed (the “Guarantees”) on an unsecured senior subordinated basis by the subsidiaries of the Company listed in Schedule 2 hereto, as guarantors (the “Guarantors” and, together with the Company, the “Issuers”).

This is to confirm the agreement among the Company, the Guarantors and the Underwriters concerning the offer, issuance and sale of the Notes.

1. Representations, Warranties and Agreements of the Issuers. The Issuers jointly and severally represent and warrant to, and agree with each Underwriter that:

(a) The Registration Statement on Form S-3 (File No. 333-130211), including a related prospectus, setting forth information with respect to the Company, the Notes and the

Guarantees, has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement and all amendments and exhibits thereto have been made available by the Company to you. The Company has included in such registration statement, as amended at the Effective Time, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the related prospectus. The Company will next file with the Commission the Prospectus in accordance with Rules 415 and 424(b). As filed, such Prospectus will contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters will agree in writing to a modification, will be in all substantial respects in the form furnished to you prior to the Applicable Time, or, to the extent not completed at the Applicable Time, shall contain only such additional information and other changes as the Company has advised you, prior to the Applicable Time, will be included or made therein or such changes as are made after consulting with you or your counsel.

(b) As of December 1, 2005, the Company has been and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act), including not having been an “ineligible issuer” (as defined in Rule 405 of the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 4(a)).

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act. The Registration Statement and any amendment thereto did not, and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus does not and will not, as of the date thereof and the Delivery Date (as defined in Section 4(a)), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that the Issuers make no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein as provided in Section 9(e). The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

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(d) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 3 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(f) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act. None of the Incorporated Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company has an authorized capitalization as of September 30, 2005 as set forth under the heading “Capitalization” in the Prospectus. Attached as Schedule 4 hereto is a true and complete list of each “significant subsidiary,” as defined by Rule 1-02 of Regulation S-X under the Securities Act, of the Company, together with its jurisdiction of incorporation or formation and, if less than 100%, the percentage equity ownership by the Company (direct or indirect) (all such entities, the “Significant Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries owned by the Company (directly or indirectly) are owned free and clear of any liens (other than those that could not reasonably be expected to have a material adverse affect on the business, condition (financial or other), results of operations or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”)). Except as set forth or referred to in the Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any Significant Subsidiary.

(h) Since December 31, 2004, except as set forth or contemplated in the Prospectus, (i) neither the Company nor any of its Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be

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expected to have a Material Adverse Effect and (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Each of the Company and the Significant Subsidiaries (i) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) The Company has all requisite corporate power and authority to execute, issue and deliver the Indenture, this Agreement and the Notes and to consummate the transactions contemplated thereby to be consummated on its part, and each of the Guarantors has all requisite corporate power and authority to execute, issue and deliver the Supplemental Indenture, this Agreement and the Guarantees and to consummate the transactions contemplated thereby to be consummated on its part.

(k) Neither the Company nor any Significant Subsidiary is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (ii) and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(l) None of the issuance, offer and sale of the Notes and the Guarantees, the execution, delivery and performance of this Agreement and the Indenture by the Issuers, or the consummation by the Issuers, of the transactions contemplated by this Agreement and the Indenture, as applicable, violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the

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Company or any Significant Subsidiary or their respective assets or properties, which, in the case of clauses (ii), and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(m) The Indenture has been duly authorized by the Company and will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Supplemental Indenture has been duly authorized by each of the Guarantors and will be duly executed and delivered by the Guarantors and will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, in each case except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought (such exceptions, collectively, the “Standard Qualifications”). The Indenture conforms or will conform, as the case may be, when executed and delivered, in all material respects to the description thereof contained in the Prospectus. As of the Delivery Date, the Indenture shall have been qualified under the Trust Indenture Act. The Indenture conforms or will conform, as the case may be, when executed and delivered, in all material respects to the requirements of the Trust Indenture Act.

(n) This Agreement has been duly authorized, executed and delivered by the Issuers.

(o) The Notes have been duly authorized for issuance and sale by the Company and, when duly issued, authenticated and delivered pursuant to the provisions of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Indenture, except for the Standard Qualifications.

(p) The Guarantees have been duly authorized for issuance by the Guarantors and, when the Indenture has been duly executed and delivered by the Company and the Indenture Trustee and the Notes are duly issued, authenticated and delivered in accordance with this Agreement, will be the valid and binding obligation of the Guarantors, enforceable against the Guarantors and entitled to the benefits of the Indenture, except for the Standard Qualifications.

(q) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or the Guarantors for the execution, delivery and performance by the Company and the Guarantors of the Indenture on this Agreement including the consummation of any of the transactions contemplated thereby, except such as have been or will be obtained, made, or waived on or prior to the Delivery Date, those under Blue Sky laws and regulations, those required by the National Association of Securities Dealers, Inc. (the “NASD”) or those that if not obtained, made, or waived could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained on or prior to the Delivery Date and will be in

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full force and effect or except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Significant Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that if determined adversely to the Company or any Significant Subsidiary, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Issuers to perform their respective obligations under the Indenture or this Agreement. Except as set forth in the Prospectus, there is (i) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign or (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Significant Subsidiary is or may be subject that in the case of clauses (i) and (ii) could, individually or in the aggregate, reasonably be expected, to have a Material Adverse Effect or to materially and adversely affect the ability of the Issuers to perform their respective obligations under the Indenture or this Agreement. Any request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes or the Guarantees that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Delivery Date be, complied with in all material respects.

(s) The Company and each Significant Subsidiary has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Prospectus, except where failure to have obtained such Authorizations or made such declarations and filings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) None of the Company nor any Guarantor is, nor after the offering and sale of the Notes will be, an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

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(u) The Company and each of its Significant Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(v) The Company on a consolidated basis maintains insurance covering its properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company’s perception of customary industry practice to protect the Company and its Significant Subsidiaries and their businesses.

(w) PricewaterhouseCoopers LLP is an independent accountant within the meaning of the Securities Act. The historical financial statements and the notes thereto included in the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Prospectus). The pro forma financial statements and the notes thereto included in the most recent Preliminary Prospectus include assumptions that are reasonable, the related pro forma adjustments are appropriate to give effect to the transactions and circumstances described therein, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus. The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act. The other financial information included in the Prospectus is accurately presented in all material respects and, except as disclosed in the Prospectus, prepared on a basis consistent with the financial statements and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Prospectus that are not so included or incorporated by reference as required.

(x) The Company, including its subsidiaries, has the requisite provider number or other authorization to bill the Medicare program (to the extent such entity participates in the Medicare program) and the respective Medicaid program in the state or states in which it operates, except where the failure to have such provider number or other authorization could not be reasonably expected to have a Material Adverse Effect.

(y) Neither the Company, nor to its knowledge, any of its affiliates (as defined in Regulation D of the Securities Act, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of such Notes.

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(z) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(aa) The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(e) or 5(g) and any Issuer Free Writing Prospectus set forth on Schedule 3 hereto.

Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes set forth opposite that Underwriter’s name in Schedule 1 hereto. The price of the Notes shall be 98.25% of the principal amount per Note. The Company shall not be obligated to deliver any of the Notes to be delivered on the Delivery Date except upon payment for all the Notes to be purchased on the Delivery Date as provided herein.

3. Offering of Notes by the Underwriters. The several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4. Delivery of and Payment for the Notes.

(a) Delivery of and payment for the Notes shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 a.m. (New York City time) on December 15, 2005, or at such other date or place as shall be determined by agreement between the Underwriters and the Company (such date and time of delivery and payment for the Notes, the “Delivery Date”). On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Notes to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Notes shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full Business Days prior to the Delivery Date.

(b) The Company will deliver, against payment of the purchase price, the Notes in the form of one or more permanent global certificates (the “Global Notes”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). The Global Notes will be made available, at the request of the Underwriters, for checking at least 24 hours prior to the Delivery Date.

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5. Further Agreements of the Issuers and the Underwriters.

(A) The Issuers further agree:

(a) (i) To prepare the Prospectus in a form approved by Lehman Brothers Inc. (“Lehman Brothers”), which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; (v) to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes or the Guarantees for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) To pay the applicable Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein;

(c) To furnish promptly to the Underwriters and to counsel for the Underwriters if requested a signed or facsimile signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(d) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (iii) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the Applicable Time in connection with the offering or sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered,

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or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance as the Underwriters may from time to time reasonably request;

(e) During the time that delivery of a prospectus is required for the initial offering and sale of Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or Lehman Brothers, be required by the Securities Act or that is requested by the Commission;

(f) For as long as the delivery of a prospectus is required in connection with the initial offering or sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus and any document incorporated by reference in the Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of Lehman Brothers, which consent shall not unreasonably be withheld;

(g) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses in Schedule 2 hereto.

(h) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request and to the extent required by applicable law, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(i) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

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(j) Promptly from time to time, to take such action as Lehman Brothers may reasonably request to qualify the Notes and the Guarantees for offering and sale under the securities laws of such jurisdictions in the United States and Canada as Lehman Brothers may reasonably request and in such other jurisdictions as the Company and Lehman Brothers may mutually agree, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees; provided that, in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(k) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the initial offering of the Notes (except after consultation with the Underwriters and as may be permitted by under federal securities laws);

(l) To use its commercially reasonable efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC;

(m) To execute and deliver the Indenture in form and substance reasonably satisfactory to Lehman Brothers; and

(n) To apply the net proceeds from the issuance of the Notes as set forth under “Use of Proceeds” in the Prospectus.

(B) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its prior written consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(B), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from Permitted Issuer Information.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay:

(a) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Prospectus or any amendment or supplement thereto;

(b) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, in each case, as provided in this Agreement;

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(c) the costs of distributing the terms of any agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other reasonable means of communication;

(d) the costs, if any, of producing and distributing the Indenture;

(e) the qualification or registration of the Notes and the Guarantees for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final “Blue Sky” or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Underwriters relating thereto);

(f) the expenses of the Company in connection with the marketing and offering of the Notes, including, if applicable, all reasonable costs and expenses of the Company incident to the preparation of “road show” presentation or comparable marketing materials and the road show traveling expenses of the Company in connection with the offering of the Notes, provided, however, that the Company and the Underwriters shall share equally all costs related to the chartering of any aircraft for use in connection with any such road show;

(g) all fees and expenses incurred in connection with any rating of the Notes;

(h) the fees and expenses of the Company’s counsel and independent accountants and the fees and expenses (including fees and disbursements of counsel) of the Indenture Trustee;

(i) all fees and expenses in connection with the approval of the Notes by DTC for “book-entry” transfer;

(j) the costs and charges of any registrar, transfer agent, paying agent and exchange agent under the Indenture; and

(k) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement.

Except as provided in this Section 6 and Section 12 herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Notes which they may sell.

7. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the satisfaction of each of the following conditions and agreements:

(a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Delivery Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied in all material respects with all of the agreements and

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covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Delivery Date.

(b) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Indenture, the Notes and the Guarantees, and all other legal matters relating to the offering, issuance and sale of the Notes and the Guarantees and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters.

(d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Delivery Date, prevent the issuance of the Notes or the Guarantees or consummation of the transactions contemplated herein. Except as disclosed in the Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against the Company before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(e) The Underwriters shall have received certificates substantially in the form of Exhibit A, dated the Delivery Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company.

(f) The Underwriters shall have received on the Delivery Date an opinion of Dewey Ballantine LLP, counsel to the Company, dated the Delivery Date and addressed to the Underwriters, substantially in the form of Exhibit B hereto and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(g) The Underwriters shall have received on the Delivery Date an opinion of Dechert LLP, special Pennsylvania counsel to the Company, dated the Delivery Date and in form and substance reasonably satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Delivery Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, dated the Delivery Date and in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received a “comfort letter” from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated the date

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of this Agreement, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters. In addition, the Underwriters shall have received a “bring-down comfort letter” from PricewaterhouseCoopers LLP, dated as of the Delivery Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(j) The Underwriters shall have received a “comfort letter” from KPMG LLP, independent public accountants for NeighborCare, Inc., dated the date of this Agreement, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters. In addition, the Underwriters shall have received a “bring-down comfort letter” from KPMG LLP, dated as of the Delivery Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

(k) The Company, the Guarantors and the Indenture Trustee shall have executed and delivered the Indenture and the Underwriters shall have received copies, conformed as executed, thereof.

(l) All government authorizations required to be obtained by the Issuers, if any, in connection with the issue and sale of the Notes and the Guarantees as contemplated under this Agreement and the performance of the Issuer’s respective obligations under the Indenture, the Notes and the Guarantees shall be in full force and effect.

(m) The Underwriters shall have been furnished with wiring instructions for the application of the proceeds of the Notes in accordance with this Agreement and such other information as it may reasonably request.

(n) Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(o) All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with in all material respects.

(p) Since the Applicable Time there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company on a consolidated basis, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the reasonable judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(q) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the corporate or issuer rating accorded the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for

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purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or notified the Company in writing that it has under surveillance or review, with possible negative implications, its corporate or issuer rating of the Company.

(r) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or trading in any securities of the Company on any exchange, shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, or there shall have been a presidential declaration of a national emergency or a declaration of war by the United States, or (iv) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it in the reasonable judgment of Lehman Brothers, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

The documents required to be delivered by this Section 7 will be delivered at the office of counsel for the Company (or at such other location agreed to between the Company and the Underwriters) on the Delivery Date.

8. Conditions of the Obligations of the Issuers. The obligations of the Issuers hereunder shall be subject to the consummation of the Company’s proposed public offering of an aggregate of $850,000,000 principal amount of 3.25% Convertible Senior Debentures due 2035 (the “Convertible Debenture Offering”) and an aggregate of 12,825,000 shares of Common Stock (the “Common Stock Offering”, together with the Convertible Debenture Offering, the “Concurrent Offerings”) as described in the Prospectus. If such condition shall not have been fulfilled, this Agreement may be terminated by the Company upon notice thereof to Lehman Brothers. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6, 9 and 12 hereof, provided, however that if the Concurrent Offerings shall have been terminated by reason of default of one or more underwriters of such Concurrent Offerings, the Company shall not be obligated to reimburse the expenses of any defaulting underwriter, and provided, further, that the Company shall have no liability under Section 12 hereto in the event that either of the underwriting agreements shall have been terminated as a result of any failure to meet condition 7(p), in the case of the Common Stock Offering , or 7(q), in the case of the Convertible Debenture Offering, of such agreements.

9. Indemnification and Contribution.

(a) The Company and the Guarantors jointly and severally shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not

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limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) Permitted Issuer Information, or, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree jointly and severally to reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with the written information concerning that Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter concerning that Underwriter specifically for inclusion therein which information consists solely of the information set forth in Section 9(e); and provided, further, that the Issuers shall not be liable to indemnify any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any Preliminary Prospectus or Prospectus if a copy of the Prospectus (exclusive of the Incorporated Documents), as amended or supplemented, shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that the Prospectus, as amended or supplemented, would have cured such defect or alleged defect and sufficient quantities of the Prospectus, as amended or supplemented, were made available to such Underwriter to allow it to deliver such Prospectus on a timely basis. The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless, the Company, the Guarantors, their respective officers and employees, each of their directors, and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing

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Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein and described in Section 9(e). The Underwriters, severally and not jointly, shall reimburse the Company, the Guarantors and any such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, the Guarantors or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, the Guarantors or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it has notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ separate counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Guarantors under this Section 9 if, in the reasonable judgment of counsel to such Underwriters, it is advisable for such Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, due to the availability of one or more legal defenses to them which are different from or additional to those available to the indemnifying party, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Issuers; provided further, that the Issuers shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one local counsel in each relevant jurisdiction) at any time for all such indemnified parties. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)

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unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but, for the avoidance of doubt, if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, other than to the extent that such indemnification is unavailable or insufficient due to a failure to provide prompt notice in accordance with Section 9(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions realized or received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged

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omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Notes by the Underwriters set forth in the last paragraph on the cover page and the second paragraph under the caption “Underwriting—Commissions and Expenses,” the section entitled “Underwriting—Discretionary Sales,” the second sentence of the section entitled “Underwriting—Liquidity of the Trading Market,” the first paragraph and the third sentence of the second paragraph under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids,” the second, third and fourth sentences of the first paragraph and the third sentence of the second paragraph under the caption “Underwriting—Other Relationships” and the first paragraph under the caption “Underwriting—Electronic Distribution” in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, and the Underwriters severally confirm that such statements are accurate and complete.

(f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, the Company agrees to indemnify and hold harmless Credit Suisse First Boston LLC (in the capacity described in this paragraph, the “Independent Underwriter”), its directors, officers and employees and each person who controls Independent Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes) to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 9(d), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 9(d), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

10. Defaulting Underwriters.

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(a) If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the number of Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the aggregate amount of Notes set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the total amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total aggregate amount of the Notes to be purchased on the Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total amount of Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to Lehman Brothers do not elect to purchase on the Delivery Date the aggregate amount of Notes which the defaulting Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10(a), purchases Notes which a defaulting Underwriter agreed but failed to purchase.

(b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either Lehman Brothers or the Company may postpone the Delivery Date for up to five full Business Days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Underwriters, may be necessary in the Prospectus or in any other document or arrangement.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(p), 7(q) or 7(r) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Guarantors (including, without limitation, with respect to the transactions) is not fulfilled (other than as a result of the condition described in Section 7(r)) or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 11) (other than as a result of the condition described in Section 7(r)), the Company and the Guarantors agree jointly and severally to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and

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the proposed purchase of the Notes (except as otherwise provided in Section 8 hereof), and upon demand the Issuers shall pay the full amount thereof to the Underwriters. Upon such payment the Issuers will be absolved from any further liability hereunder, except as provided in Sections 6 and 9 hereof. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Issuers shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Notices, etc. Notices given pursuant to any provision of this Agreement shall be given in writing and shall be addressed as follows:

(a) if to the Underwriters, to Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Attention: Syndication Registration, Facsimile: (646) 834-8133, with a copy to the General Counsel’s Office, 399 Park Avenue, New York, New York 10022, Facsimile: (212) 528-4748; with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Raymond B. Check, Esq. (Facsimile: (212) 225-3999); and

(b) if to the Company or the Guarantors, to Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011, Attention: Joel F. Gemunder, Telephone: (859) 392-3300, Facsimile: (859) 392-3360, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Morton A. Pierce, Esq., Telephone: (212) 259-8000, Facsimile: (212) 259-6333;

provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers or the Representatives on behalf of the Underwriters.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the indemnities and agreements in Section 9 hereof of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the officers, directors and employees of the Underwriters and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (ii) the indemnities and agreements in Section 9 hereof of the Underwriters contained in this Agreement shall be deemed to be for the benefit of directors, trustees, officers and employees of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. The Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby

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(including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

16. Research Independence. In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

17. Survival. The respective indemnities, representations, warranties and agreements of the Issuers and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Definitions. The terms which follow, as used in this Agreement, have the meanings indicated:

(a) “Applicable Time” means 7:00am New York City time on December 13, 2005.

(b) “Business Day” means any day on which the NYSE is open for trading.

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(c) “Commission” means the Securities and Exchange Commission.

(d) “Effective Date” means the date of the Effective Time.

(e) “Effective Time” means the date and the time as of which the Registration Statement was declared effective by the Commission.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(g) “Incorporated Documents” means documents that are incorporated into any of the Registration Statement, Prospectus or Preliminary Prospectus by reference.

(h) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes.

(i) “Preliminary Prospectus” means each prospectus and any prospectus supplement filed with the Commission by the Company with the consent of Lehman Brothers (not to be unreasonably withheld) pursuant to Rule 424(b) of the Securities Act relating to the Notes and the Guarantees, and any amendments and Incorporated Documents thereof.

(j) “Pricing Disclosure Package” means the Preliminary Prospectus dated December 8, 2005 together with each Issuer Free Writing Prospectus listed on Schedule 3 hereto.

(k) “Prospectus” means the prospectus and prospectus supplement filed with the Commission by the Company with the consent of Lehman Brothers pursuant to Rule 424(b) of the Rules and Regulations, and any Incorporated Documents thereof incorporated as of the Applicable Time.

(l) “Registration Statement” means the Registration Statement of the Company filed with the Commission on Form S-3 (File Nos. 333-130211), including exhibits other than Forms T-1, as amended at the Applicable Time (or, if not effective at the Applicable Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Delivery Date, means also such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. This term will include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. Any reference to any amendment to the Registration Statement herein will be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

(m) “Rule 430A Information” means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Securities Act.

23

(n) “Rule 462(b) Registration Statement” means a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Securities Act relating to the offering covered by the registration statement.

(o) “Securities Act” means the Securities Act of 1933, as amended, together with the Rules and Regulations of the Commission thereunder.

(p) “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The rest of this page has been left blank intentionally; the signature pages follow.]

24

EXECUTION COPY

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

OMNICARE, INC.

By:	/s/ Joel F. Gemunder
Name: Joel F. Gemunder Title: President and Chief Executive Officer

Accepted and agreed by:

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

SUNTRUST CAPITAL MARKETS, INC.

By: LEHMAN BROTHERS INC.

By: /s/ JOHN COKINOS

        Authorized Representative

For each of the Representatives

and the other several Underwriters

named in Schedule 1 to the

foregoing Agreement

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of December 12, 2005.

On Behalf of:

CARE PHARMACEUTICAL SERVICES, LP

PRN PHARMACEUTICAL SERVICES, LP

Underwriting Agreement—Guarantors Signature Page

OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC, as General Partner

By:	/s/ Bradley S. Abbott
Name: Bradley S. Abbott Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

OMNICARE PHARMACY OF FLORIDA, LP

OMNICARE PHARMACY OF TEXAS 1, LP

OMNICARE PHARMACY OF TEXAS 2, LP

Underwriting Agreement—Guarantors Signature Page

PHARMACY HOLDING #2, LLC, as General Partner

By:	/s/ Bradley S. Abbott
Name:	Bradley S. Abbott
Title:	Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

OMNICARE PURCHASING COMPANY LP

Underwriting Agreement—Guarantors Signature Page

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC., as General Partner

By:	/s/ Bradley S. Abbott
Name: Bradley S. Abbott Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

BACH’S PHARMACY SERVICES, LLC

BADGER ACQUISITION LLC

BADGER ACQUISITION OF BROOKSVILLE LLC

BADGER ACQUISITION OF KENTUCKY LLC

BADGER ACQUISITION OF MINNESOTA LLC

BADGER ACQUISITION OF ORLANDO LLC

BADGER ACQUISITION OF TAMPA LLC

BADGER ACQUISITION OF TEXAS LLC

BPNY ACQUISITION CORP.

BPTX ACQUISITION CORP.

CP ACQUISITION CORP.

LCPS ACQUISITION, LLC

LOBOS ACQUISITION, LLC

OFL CORP.

OMNICARE CANADIAN HOLDINGS, INC.

OMNICARE PHARMACY OF COLORADO, LLC

OMNICARE PHARMACY OF MASSACHUSETTS LLC

OMNICARE PHARMACY OF TENNESSEE, LLC

PHARMACY CONSULTANTS, INC.

RXC ACQUISITION COMPANY

SPECIALIZED PATIENT CARE SERVICES, INC.

Underwriting Agreement—Guarantors Signature Page

/s/ L. Tracy Finn

Name:  L. Tracy Finn

Title:  President

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

ACCU-MED SERVICES LLC

ACCU-MED SERVICES OF WASHINGTON LLC

ALACRITAS BIOPHARMA INC.

AMBLER ACQUISITION COMPANY LLC

AMC-NEW YORK, INC.

AMC-TENNESSEE, INC.

APS ACQUISITION LLC

BADGER ACQUISITION OF OHIO LLC

BEACHWOOD HEALTHCARE MANAGEMENT, INC.

BIO-PHARM INTERNATIONAL, INC.

CAMPO’S MEDICAL PHARMACY, INC.

CHP ACQUISITION CORP.

CIP ACQUISITION CORP.

CLINIMETRICS RESEARCH ASSOCIATES, INC.

COMPSCRIPT, INC.

COMPSCRIPT – BOCA, LLC

COMPSCRIPT – MOBILE, INC.

CREEKSIDE MANAGED CARE PHARMACY, INC.

CTLP ACQUISITION LLC

D & R PHARMACEUTICAL SERVICES, INC.

DIXON PHARMACY LLC

ELECTRA ACQUISITION CORP.

ENLOE DRUGS LLC

EURO BIO-PHARM CLINICAL SERVICES, INC.

EVERGREEN PHARMACEUTICAL, INC.

HEARTLAND REPACK SERVICES LLC

HIGHLAND WHOLESALE LLC

HMIS, INC.

HOME CARE PHARMACY, INC.

HOME PHARMACY SERVICES, LLC

HYTREE PHARMACY, INC.

INTERLOCK PHARMACY SYSTEMS, INC.

JHC ACQUISITION LLC

LANGSAM HEALTH SERVICES, INC.

LO-MED PRESCRIPTION SERVICES, INC.

LPI ACQUISITION CORP.

MANAGED HEALTHCARE, INC.

MANAGEMENT & NETWORK SERVICES, INC.

MED WORLD ACQUISITION CORP.

MEDICAL ARTS HEALTH CARE, INC.

MEDICAL SERVICES CONSORTIUM, INC.

Underwriting Agreement—Guarantors Signature Page

MHHP ACQUISITION COMPANY LLC

MOSI ACQUISITION CORP.

NATIONAL CARE FOR SENIORS LLC

NCS HEALTHCARE, INC.

NCS HEALTHCARE OF ARIZONA, INC.

NCS HEALTHCARE OF ARKANSAS, INC.

NCS HEALTHCARE OF BEACHWOOD, INC.

NCS HEALTHCARE OF CONNECTICUT, INC.

NCS HEALTHCARE OF FLORIDA, INC.

NCS HEALTHCARE OF ILLINOIS, INC.

NCS HEALTHCARE OF INDIANA, INC.

NCS HEALTHCARE OF INDIANA LLC

NCS HEALTHCARE OF IOWA, INC.

NCS HEALTHCARE OF KANSAS, INC.

NCS HEALTHCARE OF MARYLAND, INC.

NCS HEALTHCARE OF MASSACHUSETTS, INC.

NCS HEALTHCARE OF MICHIGAN, INC.

NCS HEALTHCARE OF MINNESOTA, INC.

NCS HEALTHCARE OF MISSOURI, INC.

NCS HEALTHCARE OF MONTANA, INC.

NCS HEALTHCARE OF NEW HAMPSHIRE, INC.

NCS HEALTHCARE OF NEW JERSEY, INC.

NCS HEALTHCARE OF NEW MEXICO, INC.

NCS HEALTHCARE OF NEW YORK, INC.

NCS HEALTHCARE OF NORTH CAROLINA, INC.

NCS HEALTHCARE OF OHIO, INC.

NCS HEALTHCARE OF OKLAHOMA, INC.

NCS HEALTHCARE OF OREGON, INC.

NCS HEALTHCARE OF PENNSYLVANIA, INC.

NCS HEALTHCARE OF RHODE ISLAND, INC.

NCS HEALTHCARE OF SOUTH CAROLINA, INC.

NCS HEALTHCARE OF TENNESSEE, INC.

NCS HEALTHCARE OF TEXAS, INC.

NCS HEALTHCARE OF VERMONT, INC.

NCS HEALTHCARE OF WISCONSIN, INC.

NCS OF ILLINOIS, INC.

NCS SERVICES, INC.

NGC ACQUISITION COMPANY LLC

NIHAN & MARTIN LLC

NIV ACQUISITION LLC

NORTH SHORE PHARMACY SERVICES, INC.

OCR-RA ACQUISITION CORP.

OMNIBILL SERVICES LLC

Underwriting Agreement—Guarantors Signature Page

OMNICARE CLINICAL RESEARCH, INC.

OMNICARE CLINICAL RESEARCH, LLC

OMNICARE CR INC.

OMNICARE EXTENDED PHARMA SERVICES, LLC

OMNICARE HEADQUARTERS LLC

OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC

OMNICARE MANAGEMENT COMPANY

OMNICARE OF NEVADA LLC

OMNICARE PENNSYLVANIA MED SUPPLY, LLC

OMNICARE PHARMACEUTICS, INC.

OMNICARE PHARMACIES OF MAINE HOLDING COMPANY

OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC

OMNICARE PHARMACIES OF PENNSYLVANIA WEST, INC.

OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY

OMNICARE PHARMACY AND SUPPLY SERVICES, INC.

OMNICARE PHARMACY OF INDIANA, LLC

OMNICARE PHARMACY OF MAINE, LLC

OMNICARE PHARMACY OF NEBRASKA, LLC

OMNICARE PHARMACY OF NORTH CAROLINA, LLC

OMNICARE PHARMACY OF PUEBLO, LLC

OMNICARE PHARMACY OF SOUTH DAKOTA LLC

OMNICARE PHARMACY OF THE MIDWEST, INC.

OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.

OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.

OMNICARE RESPIRATORY SERVICES, LLC

PBM-PLUS, INC.

PBM PLUS MAIL SERVICE PHARMACY, LLC

PHARMACON CORP.

PHARMACY ASSOCIATES OF GLENS FALLS, INC.

PHARMACY HOLDING #1, LLC

PHARMACY HOLDING #2, LLC

PHARM-CORP OF MAINE, LLC

PP ACQUISITION COMPANY, LLC

PPS ACQUISITION COMPANY, LLC

RESCOT SYSTEMS GROUP, INC.

ROESCHEN’S HEALTHCARE CORP.

ROYAL CARE OF MICHIGAN LLC

SHC ACQUISITION CO, LLC

SPECIALIZED HOME INFUSION OF MICHIGAN LLC

THE HARDARDT GROUP, INC.

WEBER MEDICAL SYSTEMS, LLC

Underwriting Agreement—Guarantors Signature Page

/s/ Bradley S. Abbott
Name: Bradley S. Abbott Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

PHARMED HOLDINGS, INC.

SHORE PHARMACEUTICAL PROVIDERS, INC.

SOUTHSIDE APOTHECARY, INC.

SPECIALIZED PHARMACY SERVICES, INC.

SPECIALIZED SERVICES OF MICHIGAN, INC.

STERLING HEALTHCARE SERVICES, INC.

SUPERIOR CARE PHARMACY, INC.

SWISH, INC.

TCPI ACQUISITION CORP.

THG ACQUISITION CORP.

THREE FORKS APOTHECARY, INC.

UC ACQUISITION CORP.

UNI-CARE HEALTH SERVICES OF MAINE, INC

VALUE HEALTH CARE SERVICES, INC.

VALUE PHARMACY, INC.

VITAL CARE INFUSIONS SUPPLY, INC.

WESTHAVEN SERVICES CO.

WILLIAMSON DRUG COMPANY, INCORPORATED

WINSLOW’S PHARMACY

Underwriting Agreement—Guarantors Signature Page

/s/ Thomas R. Marsh
Name: Thomas R. Marsh Title: Assistant Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

ACCUMED, INC.

ARLINGTON ACQUISITION I, INC.

ASCO HEALTHCARE OF NEW ENGLAND, INC.

ASCO HEALTHCARE, INC.

CAPITOL HOME INFUSION, INC.

CARECARD, INC.

COMPASS HEALTH SERVICES, INC.

CONCORD PHARMACY SERVICES, INC.

DELCO APOTHECARY, INC.

EASTERN MEDICAL SUPPLIES, INC.

EASTERN REHAB SERVICES, INC.

ENCARE OF MASSACHUSETTS, INC.

EXCELLERX, INC.

EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.

GENEVA SUB, INC.

H.O. SUBSIDIARY, INC.

HEALTH CONCEPTS AND SERVICES, INC.

HEALTHOBJECTS CORPORATION

HORIZON MEDICAL EQUIPMENT AND SUPPLY, INC.

INSTITUTIONAL HEALTH CARE SERVICES, INC.

LOBOS ACQUISITION OF ARIZONA, INC.

LOBOS ACQUISITION OF PENNSYLVANIA, INC.

MEDICAL SERVICES GROUP, INC.

NCS HEALTHCARE OF CALIFORNIA, INC.

NCS HEALTHCARE OF KENTUCKY, INC.

NCS HEALTHCARE OF WASHINGTON, INC.

NEIGHBORCARE INFUSION SERVICES, INC.

NEIGHBORCARE-MEDISCO, INC.

NEIGHBORCARE-ORCA, INC.

NEIGHBORCARE-TCI, INC.

NEIGHBORCARE HOME MEDICAL EQUIPMENT, INC.

NEIGHBORCARE OF CALIFORNIA, INC.

NEIGHBORCARE OF INDIANA, INC.

NEIGHBORCARE OF NORTHERN CALIFORNIA, INC.

NEIGHBORCARE OF OHIO, INC.

NEIGHBORCARE OF OKLAHOMA, INC.

NEIGHBORCARE OF TEXAS, INC.

NEIGHBORCARE OF VIRGINIA, INC.

NEIGHBORCARE OF WISCONSIN, INC.

NEIGHBORCARE PHARMACIES, INC.

NEIGHBORCARE PHARMACY SERVICES, INC.

NEIGHBORCARE REPACKAGING, INC.

NEIGHBORCARE SENIORCARE PLAN, INC.

NEIGHBORCARE SERVICES CORPORATION

Underwriting Agreement—Guarantors Signature Page

NEIGHBORCARE, INC.

NEIGHBORCARE HOLDINGS, INC.

OMNICARE, INC.

OMNICARE HOLDING COMPANY

PHARMASOURCE HEALTHCARE, INC.

PROFESSIONAL PHARMACY SERVICES, INC.

SUBURBAN MEDICAL SERVICES, INC.

THE TIDEWATER HEALTHCARE SHARED SERVICE GROUP, INC.

Underwriting Agreement—Guarantors Signature Page

/s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

EXECUTION COPY

On Behalf of:

AUTOMATED HOMECARE SYSTEMS, LLC

Underwriting Agreement—Guarantors Signature Page

HEALTHOBJECTS CORPORATION, as Member

/S/ THOMAS R. MARSH
Name: Thomas R. Marsh
Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

MAIN STREET PHARMACY, L.L.C.

Underwriting Agreement—Guarantors Signature Page

NEIGHBORCARE PHARMACIES, INC., as Member

/S/ THOMAS R. MARSH
Name: Thomas R. Marsh
Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

MAIN STREET PHARMACY, L.L.C.

Underwriting Agreement—Guarantors Signature Page

PROFESSIONAL PHARMACY SERVICES, INC., as Member

/s/ Thomas R. Marsh
Name: Thomas R. Marsh Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

THE MEDICINE CENTER, LLC

Underwriting Agreement—Guarantors Signature Page

ASCO HEALTHCARE, INC., as Member

/s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

NEIGHBORCARE OF MARYLAND, LLC

Underwriting Agreement—Guarantors Signature Page

NEIGHBORCARE PHARMACY SERVICES, INC., as Member

/s/ Thomas R. Marsh
Name: Thomas R. Marsh
Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

CARE4, L.P.

Underwriting Agreement—Guarantors Signature Page

INSTITUTIONAL HEALTH CARE SERVICES, INC., as General Partner

By:	/s/ Thomas R. Marsh
Name: Thomas R. Marsh Title: Treasurer

Underwriting Agreement—Guarantors Signature Page

On Behalf of:

ASCO HEALTHCARE OF NEW ENGLAND, LP

Underwriting Agreement—Guarantors Signature Page

ASCO HEALTHCARE OF NEW ENGLAND, INC., as General Partner

/s/ Thomas R. Marsh
Name: Thomas R. Marsh Title: Treasurer

56

SCHEDULE 1

UNDERWRITER	AMOUNT OF NOTES TO BE PURCHASED
	2013 Notes	2015 Notes
Lehman Brothers Inc	$46,312,000	$108,063,000
J.P. Morgan Securities Inc	46,313,000	108,062,000
SunTrust Capital Markets, Inc.	46,307,000	108,048,000
CIBC World Markets Corp	38,596,000	90,059,000
Wachovia Capital Markets, LLC.	34,348,000	80,146,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,616,000	22,438,000
Credit Suisse First Boston LLC	3,508,000	8,184,000

Total	$225,000,000	$525,000,000

57

SCHEDULE 2

LIST OF GUARANTORS

ACCU Med Services, Inc.

Accumed, Inc.

Accu-Med Services of Washington LLC

Alacritis Biopharma, Inc.

Ambler Acquisition Co. LLC

AMC New York, Inc.

AMC Tennessee, Inc.

APS Acquisition LLC

Arlington Acquisition I, Inc.

Asco Healthcare, Inc.

Asco Healthcare of New England Ltd Partnership

Asco Healthcare of New England, Inc.

Bach’s Pharmacy Services LLC

Badger Acquisition LLC

Badger Acquisition of Brooksville LLC

Badger Acquisition of Kentucky LLC

Badger Acquisition of Minnesota LLC

Badger Acquisition of Ohio LLC

Badger Acquisition of Orlando LLC

Badger Acquisition of Tampa LLC

Badger Acquisition of Texas LLC

Beachwood HealthCare Management, Inc.

Bio Pharm International, Inc.

BPNY Acquisition Corp.

BPTX Acquisition Corp.

Campo Medical Pharmacy, Inc.

Capitol Home Infusion, Inc.

Care Pharmaceutical Services, Inc.

Care4 LP

Carecard, Inc.

CHP Acquisition Corp.

CIP Acquisition Corp.

Clinimetrics Research Associates, Inc.

Compass Health Services, Inc.

Compscript Boca, Inc.

Compscript, Inc.

Compscript Mobile, Inc.

Concord Pharmacy Services, Inc.

CP Acquisition Corp.

Creekside Managed Care Pharmacy, Inc.

CTLP Acquisition Corp.

D&R Pharmaceutical Services, Inc.

S2-1

Delco Apothecary, Inc.

Dixon Pharmacy LLC

Eastern Medical Supplies, Inc.

Eastern Rehab Services, Inc.

Electra Acquisition Corp.

Encare of Massachusetts, Inc.

Enloe Drugs, Inc.

Euro Bio Pharm Clinical Services, Inc.

Evergreen Pharmaceutical, Inc.

Evergreen Pharmaceutical of California, Inc.

Excellerx, Inc.

Geneva Sub, Inc.

H.O. Subsidiary, Inc.

Hardardt Group, Inc.

Health Concepts & Services, Inc.

Healthobjects Corp.

Heartland Repack Services LLC

Highland Wholesale LLC

HMIS, Inc.

Home Care Pharmacy, Inc./NY

Home Pharmacy Services, Inc.

Horizon Medical Equipment & Supply, Inc.

Hytree Pharmacy, Inc.

Institutional Health Care Services, Inc.

Interlock Pharmacy Systems, Inc.

JHC Acquisition, Inc.

Langsam Health Services, Inc.

LCPS Acquisition LLC

Lo Med Prescription Services, Inc.

Lobos Acquisition of Arizona, Inc.

Lobos Acquisition of Pennsylvania, Inc.

Lobos Acquisition, LLC

LPI Acquisition Corp.

Main Street Pharmacy LLC

Managed Healthcare, Inc.

Management & Network Services, Inc.

Med World Acquisition Corp.

Medical Arts Health Care, Inc.

Medical Services Consortium, Inc.

Medical Services Group, Inc.

Medicine Center, LLC

MHHP Acquisition Co. LLC

Mosi Acquisition Corp.

National Care For Seniors LLC

NCS HealthCare, Inc.

NCS HealthCare of Illinois, Inc.

S2-2

NCS HealthCare of Indiana, Inc.

NCS HealthCare of Indiana LLC

NCS HealthCare of Iowa, Inc.

NCS HealthCare of Kansas, Inc.

NCS HealthCare of Kentucky, Inc.

NCS HealthCare of Maryland, Inc.

NCS HealthCare of Massachusetts, Inc.

NCS HealthCare of Michigan, Inc.

NCS HealthCare of Minnesota, Inc.

NCS HealthCare of Missouri, Inc.

NCS HealthCare of Montana, Inc.

NCS HealthCare of New York, Inc.

NCS HealthCare of New Hampshire, Inc.

NCS HealthCare of New Jersey, Inc.

NCS HealthCare of New Mexico, Inc.

NCS HealthCare of North Carolina, Inc.

NCS HealthCare of Ohio

NCS HealthCare of Oklahoma, Inc.

NCS HealthCare of Oregon, Inc.

NCS HealthCare of Pennsylvania, Inc.

NCS HealthCare of Rhode Island, Inc.

NCS HealthCare of South Carolina, Inc.

NCS HealthCare of Tennessee, Inc.

NCS HealthCare of Vermont, Inc.

NCS HealthCare of Washington, Inc.

NCS HealthCare of Wisconsin, Inc.

NCS HealthCare of Arizona, Inc.

NCS HealthCare of Arkansas, Inc.

NCS HealthCare of Beachwood, Inc.

NCS HealthCare of California, Inc.

NCS HealthCare of Connecticut, Inc.

NCS HealthCare of Florida, Inc.

NCS HealthCare of Texas, Inc.

NCS of Illinois, Inc.

NCS Services, Inc.

Neighborcare of Northern California, Inc.

Neighborcare of Oklahoma, Inc.

Neighborcare of Virginia, Inc.

Neighborcare Pharmacy Services, Inc.

Neighborcare Holdings, Inc.

Neighborcare Home Medical Equipment, Inc.

Neighborcare Medisco

Neighborcare of California, Inc.

Neighborcare of Indiana, Inc.

Neighborcare of Maryland LLC

Neighborcare of Ohio, Inc.

S2-3

Neighborcare of Texas, Inc.

Neighborcare of Wisconsin

Neighborcare Orca, Inc.

Neighborcare Pharmacies, Inc.

Neighborcare Repackaging, Inc.

Neighborcare Seniorcare Plan, Inc.

Neighborcare Services Corp.

Neighborcare TCI, Inc.

Neighborcare-Infusion Services, Inc.

NGC Acquisition Co. LLC

Nihan & Martin, Inc.

NIV Acquisition Corp.

North Shore Pharmacy Services, Inc.

OCR RA Acquisition Corp.

OFL Corp.

Omnibill Services LLC

Omnicare Canadian Holdings, Inc.

Omnicare Clinical Research, Inc.

Omnicare Clinical Research LLC

Omnicare CR, Inc.

Omnicare Extended Pharma Services LLC

Omnicare Headquarters LLC

Omnicare Holding Co.

Omnicare Indiana Partnership Holding Co. LLC

Omnicare Management Co.

Omnicare of Nevada LLC

Omnicare Pennsylvania Med Supply LLC

Omnicare Pharmaceutics, Inc.

Omnicare Pharmacies of PA East LLC

Omnicare Pharmacies of PA West, Inc.

Omnicare Pharmacies of The Great Plains Holding Co., Inc.

Omnicare Pharmacy & Supply Services, Inc.

Omnicare Pharmacy of Colorado LLC

Omnicare Pharmacy of Florida LP

Omnicare Pharmacy of Indiana LLC

Omnicare Pharmacy of Maine Holding Co.

Omnicare Pharmacy of Maine LLC

Omnicare Pharmacy of Massachusetts LLC

Omnicare Pharmacy of Nebraska LLC

Omnicare Pharmacy of North Carolina, LLC

Omnicare Pharmacy of Pueblo LLC

Omnicare Pharmacy of South Dakota LLC

Omnicare Pharmacy of Tennessee LLC

Omnicare Pharmacy of Texas 1 LP

Omnicare Pharmacy of Texas 2 LP

Omnicare Pharmacy of The Midwest, Inc.

S2-4

Omnicare Purchasing Co. General Partner, Inc.

Omnicare Purchasing Co. LP

Omnicare Purchasing Co. Ltd Partner, Inc.

Omnicare Respiratory Services LLC

PBM Holding Co.

PBM Plus

PBM Plus Mail Service Pharmacy, LLC

Pharm Corp. of Maine LLC

Pharmacon Corp.

Pharmacy Associates of Glens Falls, Inc.

Pharmacy Consultants, Inc.

Pharmacy Holding 1 LLC

Pharmacy Holding 2 LLC

Pharmasource Healthcare, Inc.

Pharmed Holdings, Inc.

PP Acquisition Company, LLC

PPS Acquisition Company, LLC

PRN Pharmaceutical Services, Inc.

Professional Pharmacy Services, Inc.

Rescot Systems Group, Inc.

Roeschen’s Healthcare Corp.

Royal Care of Michigan LLC

SHC Acquisition Co. LLC

Shore Pharmaceutical Providers, Inc.

Southside Apothecary, Inc.

Specialized Home Infusion of Michigan LLC

Specialized Patient Care Services, Inc.

Specialized Pharmacy Services, Inc.

Specialized Services of Michigan, Inc.

Sterling Healthcare Services, Inc.

Suburban Medical Services, Inc.

Superior Care Pharmacy, Inc.

Swish, Inc.

TCPI Acquisition Corp.

THG Acquisition Corp.

Three Forks Apothecary, Inc.

Tidewater Healthcare Shared Services Group, Inc.

UC Acquisition Corp.

Uni Care Health Services of Maine, Inc.

Value Health Care Services, Inc.

Value Pharmacy, Inc.

Vital Care Infusions, Inc.

Weber Medical Systems, Inc.

Westhaven Services Co.

Williamson Drug Co., Inc.

Winslow’s Pharmacy

S2-5

SCHEDULE 3

LIST OF ISSUER FREE WRITING PROSPECTUSES

1. Omnicare Inc.’s Free Writing Prospectus, filed December 9, 2005

2. Final Term Sheet, filed December 13, 2005

S3-1

SCHEDULE 4

LIST OF SIGNIFICANT SUBSIDIARIES OF OMNICARE, INC.

Subsidiary	Jurisdiction of Incorporation	% Owned (Directly or Indirectly) by Company
NCS HealthCare, Inc. NeighborCare, Inc. Omnicare Holding Company	Delaware Pennsylvania Delaware	100% 100% 100%

S4-1